Calculation of Filing Fee Tables
S-8
i3 Verticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share	Other	2,632,896	$ 21.58	$ 56,817,895.68	0.0001381	$ 7,846.55
Total Offering Amounts:						$ 56,817,895.68		$ 7,846.55
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,846.55
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement also covers an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (Class A common stock), of i3 Verticals, Inc. (the Registrant) which may be offered and issued pursuant to the Registrants 2018 Equity Incentive Plan (the 2018 Plan) in order to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Reflects automatic increases to the number of shares of Class A common stock reserved for issuance pursuant to future awards under the 2018 Plan, which annual increases are provided for in the 2018 Plan. (3) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $21.58 per share, which is the average of the high and low prices of Class A common stock, as reported on the Nasdaq Global Select Market, on February 13, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A